As filed with the Securities and Exchange Commission on May 20, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	91-1040022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6300 Merrill Creek Parkway, Suite B

Everett, WA 98203

 (Address of registrant’s Principal Executive Offices)

1993 STOCK OPTION PLAN

2004 STOCK OPTION PLAN

2005 EQUITY INCENTIVE PLAN

2005 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Richard M. Brooks

President and Chief Executive Officer

Zumiez Inc.

6300 Merrill Creek Parkway, Suite B

Everett, WA  98203

(425) 551-1500

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Gary J. Kocher, Esq.

Chris K. Visser, Esq.

Preston Gates & Ellis LLP

925 Fourth Avenue, Suite 2900

Seattle, WA 98104

(206) 623-7580

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, no par value per share	1,855,397 shares	(3)	$3.54	(4)	$6,568,105.38	$773.07

Common Stock, no par value per share	3,307,297 shares	(5)	$22.98	(6)	$76,001,685.06	$8,945.40

Common Stock, no par value per share	4,387,500 shares	(7)	$22.98	(6)	$100,824,750.00	$11,867.07

Common Stock, no par value per share	500,000 shares	(8)	$19.54	(9)	$9,770,000.00	$1,149.93

TOTAL	10,050,194 shares				$193,164,540.44	$22,735.47

(1)                                  Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1993 Stock Option Plan (the “1993 Plan”), the 2004 Stock Option Plan (the “2004 Plan”), the 2005 Equity Incentive Plan (the “2005 Incentive Plan”) and the 2005 Employee Stock Purchase Plan (the “2005 Stock Purchase Plan”) by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)                                  For the sole purpose of calculation of the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals.

(3)                                  This subtotal represents the aggregate number of shares issuable upon exercise of presently outstanding options issued under the 1993 Plan and the 2004 Plan.

(4)                                  Computed in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, based on the weighted average exercise price (rounded to the nearest cent) for outstanding options granted pursuant to the 1993 Plan and the 2004 Plan.

(5)                                  This subtotal represents the aggregate number of shares reserved for future options granted under the 2004 Plan.

(6)                                  Computed in accordance with Rule 457(h) and Rule 457(c), solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported by The Nasdaq Stock Market on May 16, 2005.

(7)                                  This subtotal represents the aggregate number of shares reserved for future equity awards granted under the 2005 Incentive Plan.

(8)                                  This subtotal represents the aggregate number of shares reserved for future share purchases under the 2005 Stock Purchase Plan.

(9)                                  Computed in accordance with Rule 457(h) and Rule 457(c), solely for the purpose of calculating the registration fee, based on 85% of the average of the high and low prices of the Common Stock as reported by The Nasdaq Stock Market on May 16, 2005.  Pursuant to the 2005 Stock Purchase Plan, the purchase price of a share of Common Stock shall be 85% of the fair market value on the date of commencement of an offering or 85% of the fair market value on the last trading day of an offering.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the instructional Note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) by Zumiez Inc. (the “Company”) are incorporated herein by reference:

(a)                                  Our prospectus filed with the Commission on May 6, 2005 pursuant to Rule 424(b) relating to the registration statement on Form S-1 (File No. 333-122865), that contained audited financial statements for our latest fiscal year for which such statements have been filed.

(b)                                 The description of our Common Stock contained in the Registration Statement on Form 8-A filed on May 3, 2005 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than information in the documents that is not deemed to be filed with the Commission.  Unless specifically stated to the contrary, none of the information that we discloses under Items 2.02 or 7.01 of any current report on Form 8-K that we may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

A statement contained herein or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein, modifies or supersedes the statement.  Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act, or the “WBCA,” authorize Washington corporations to indemnify and advance expenses to directors, officers, employees or agents of the corporation under certain circumstances against liabilities and expenses incurred in legal proceedings involving such individuals because of their being or having been a director, officer, employee or agent of the corporation. Section 23B.08.560 of the WBCA authorizes a corporation to agree to so indemnify and obligate itself to advance or reimburse expenses without regard to the limitations of Section 23B.08.510 through 23B.08.550 of the WBCA; provided, however, that no such indemnity shall be made for or on account of any:

•                          acts or omissions of the director, officer, employee or agent finally adjudged to be intentional misconduct or a knowing violation of law;

•                          conduct of the director, officer, employee or agent finally adjudged to be in violation of Section 23B.08.310 of the WBCA (which section relates to unlawful distributions); or

•                          transaction with respect to which it was finally adjudged that such director, officer, employee or agent personally received a benefit in money, property, or services to which the director, officer, employee or agent was not legally entitled.

Furthermore, Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving (1) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (2) conduct violating Section 23B.08.310 of the WBCA (which section relates to unlawful distributions) or (3) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Our articles of incorporation provide that we shall indemnify our directors to the fullest extent permitted by the WBCA, subject to exceptions, and require that we advance expenses for those persons pursuant to our bylaws or a separate directors’ resolution or contract. Our bylaws provide that we shall indemnify our directors, officers and employees to the fullest extent permitted by applicable law, and also provide that we may indemnify our agents. Our bylaws also provide that we may, or in certain cases must, provide advances for expenses to such indemnified individuals who are parties to such a proceeding. Our articles of incorporation provide that a director shall not be personally liable to us or to any of our shareholders for monetary damages for conduct as a director, subject to the limitations set forth in our articles of incorporation. Our bylaws also provide that we may maintain, at our expense, insurance to protect us and an indemnified director, officer, employee or agent against any liability, whether or not we would have the power to indemnify such director, officer, employee or agent against the same liability under Sections 23B.08.510 or 23B.08.520 of the WBCA.

We have entered into separate indemnification agreements with each of our directors and officers to effectuate the provisions discussed above and will purchase director and officer liability insurance. The effect of such provisions is to indemnify our directors and officers against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits on the page following the signature page to this Registration Statement.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to that information in the Registration Statement;

provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to Commission by the registrant pursuant to Section 13 or Sections 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)  That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on the 20th day of May, 2005.

ZUMIEZ INC.

By:	/s/Richard M. Brooks
Richard M. Brooks
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Brooks and Brenda I. Morris, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on May 20, 2005.

Signature	Title

/s/Richard M. Brooks	President and Chief Executive Officer, Director
Richard M. Brooks	(Principal Executive Officer)

/s/ Brenda I. Morris	Chief Financial Officer
Brenda I. Morris	(Principal Financial and Accounting Officer)

/s/ Thomas D. Campion	Chairman of the Board of Directors
Thomas D. Campion

/s/ William M. Barnum, Jr.	Director
William M. Barnum, Jr.

/s/ Thomas E. Davin	Director
Thomas E. Davin

/s/ Steven W. Moore	Director
Steven W. Moore

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Preston Gates & Ellis LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Preston Gates & Ellis LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated hereby reference)
99.1	Zumiez Inc. 1993 Stock Option Plan (incorporated by reference as Exhibit 10.5 to the Registration Statement on Form S-1 (File No. 333-122865)

99.2	Zumiez Inc. 2004 Stock Option Plan (incorporated by reference as Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 333-122865)

99.3	Zumiez Inc. 2005 Equity Incentive Plan (incorporated by reference as Exhibit 10.7 to the Registration Statement on Form S-1 (File No. 333-122865)

99.4	Zumiez Inc. 2005 Employee Stock Purchase Plan (incorporated by reference as Exhibit 10.8 to the Registration Statement on Form S-1 (File No. 333-122865)